Exhibit B

                             JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management, LLC, Potomac Capital Management II, LP, Potomac Capital Management, Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

Dated this 31st day of March, 2009

                                       POTOMAC CAPITAL MANAGEMENT, LLC
                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, Managing Member

                                       POTOMAC CAPITAL MANAGEMENT II, LLC
                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, President

                                       POTOMAC CAPITAL MANAGEMENT, INC.
                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, Managing Member

                                       PAUL J. SOLIT
                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit